SECOND ADDENDUM AND AMENDMENT

                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT


         THIS ADDENDUM AND AMENDMENT, made effective this 24th day of December, 1998, by and among Centura Banks, Inc., a North Carolina corporation having its principal place of business in Rocky Mount, North Carolina ("Centura"), Centura Bank (the "Bank"), a subsidiary of Centura, and Cecil W. Sewell, Jr.
("Participant"), an employee of the Bank.

         WHEREAS, Centura, Bank and Participant entered into a Supplemental Executive Retirement Agreement (the "Agreement") dated as of May 14, 1996, and an Addendum and Amendment dated as of October 23, 1996, under the Centura Banks, Inc. Omnibus Supplemental Executive Retirement Plan (the "Omnibus SERP"); and

         WHEREAS, the parties desire to amend the provisions of the Agreement to provide for an offset in benefits equal to amounts received by the owner or the owner's beneficiary (the "Owner") of certain life insurance policies pursuant to the Split Dollar Insurance Agreement between Centura Banks, Inc. and its subsidiaries and the Participant, dated as of May 14, 1996; and

         WHEREAS, the parties desire to amend the provisions of the Agreement relating to the calculation of death and disability benefits, and the provisions of the Agreement relating to the Social Security offset used in calculating retirement benefits;

         NOW, THEREFORE, in consideration of these premises and the mutual agreements and understandings hereunder, the parties hereto agree as follows:

1.       Section 1(d) of the Agreement shall be amended to read as follows:
         "(d) Commencing on Participant's 62nd birthday, an amount equal to Participant's primary Social Security benefit payable monthly under the Old Age Survivors and Disability (Social Security Act). For this purpose, it shall be assumed that Participant's Social Security benefit payments commence at age 62, notwithstanding any election by Participant to delay such payments. Notwithstanding the foregoing, if Participant dies after retirement benefits commence hereunder but prior to attaining age 62, the reduction required under this paragraph (d), if any, shall be applied beginning with the first payment subsequent to the date Social Security benefits are first payable to the surviving spouse or other beneficiary notwithstanding any elections by the surviving spouse or other beneficiary to delay such payments and shall be in the amount equal to Participant's primary Social Security benefit payable monthly to the surviving spouse or other beneficiary under the Social Security Act. Once a reduction for Social Security is first determined under this paragraph (d), the amount of the reduction shall remain fixed for all subsequent retirement payments under this Section 1."

2. Section 2 of the Agreement shall be amended to read as follows:

         "2. DEATH BENEFITS. If a Participant dies at any time before electing Early Retirement under Section 1 and while actively employed as a full-time officer of the Bank, Participant's beneficiary shall receive a monthly death benefit equal to (a) minus (b) minus (c) minus (d) below:

                  (a) An amount equal to seventy percent (70%) of Participant's Final Average Monthly Compensation. "Final Average Monthly Compensation" means 1/12th of the Annual Compensation payable to Participant as of the date of his death. "Annual Compensation" means Participant's total compensation to be reported on his Form W-2, annualized on the basis of rate of pay as of the date of Participant's death, including bonuses and salary reduction contributions to deferred compensation or other plans maintained by Centura; less

                  (b) An amount equal to the surviving spouse's monthly pension benefit, if any, under the Qualified Plan. For this purpose, the surviving spouse's monthly pension benefit under the Qualified Plan shall be calculated in accordance with the terms of the Qualified Plan as in effect on Participant's date of death, in the form of a life annuity, payable monthly commencing at the same time as the death benefits hereunder; less

                  (c) An amount equal to the surviving spouse's monthly supplemental pension benefit, if any, under Article VII of the Omnibus SERP and Section 4 of this Agreement. For this purpose, the surviving spouse's monthly supplemental pension benefit shall be calculated in the same manner as his monthly pension benefit under the Qualified Plan; less

                  (d) An amount equal to Participant's primary Social Security benefit payable to the surviving spouse or other beneficiary under the Old Age Survivors and Disability Insurance (Social Security Act). For this purpose, it shall be assumed that the spouse or other beneficiary's Social Security benefit payments commence at the later of (1) the time death benefits commence hereunder, and (2) the date Social Security benefits are first payable to the surviving spouse or other beneficiary, notwithstanding any election by the surviving spouse or other beneficiary to delay such payments. Once a reduction for Social Security is first determined under this paragraph (d), the amount of the reduction shall remain fixed for all subsequent death benefit payments under this Section 2.

                  Participant's death benefit shall commence as of the first day of the month coinciding with or next following his date of death, and shall continue for two hundred and forty (240) months.


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

                  Participant's beneficiary will not be entitled to any death benefits under this Agreement if Participant dies by committing suicide within two years from the date of this Addendum and Amendment. If Participant's beneficiary predeceases Participant and Participant does not thereafter designate a new beneficiary, the death benefits payable pursuant to this Section shall be paid to Participant's estate."

3. Section 3(d) of the Agreement shall be amended to read as follows:

         "(d) An amount equal to Participant's primary Social Security benefit payable under the Old Age Survivors and Disability Insurance (Social Security Act). For this purpose, it shall be assumed that Participant's Social Security benefit payments commence at the time Disability benefits commence hereunder, notwithstanding any election by Participant to delay such payments. Once a reduction for Social Security is first determined under this paragraph (d), the amount of the reduction shall remain fixed for all subsequent disability benefit payments under this Section 3; less"

4. Paragraphs (k), (l) and (m) shall be added under Section 9 of the Agreement to read as follows:

         "(k) Any amounts withdrawn from the cash surrender values of insurance policies by the Owner thereof, and any amounts paid to the Owner or the Owner's beneficiary by reason of the Participant's death, pursuant to and in accordance with the Split Dollar Agreement between Centura Banks, Inc. and its Subsidiaries and the Owner, and dated as of December 24, 1998 (the "Split Dollar Agreement"), shall offset and reduce, dollar for dollar, amounts payable hereunder including amount payable under paragraph 4, above, or any amounts payable under Participant's SERP Agreement dated April 5, 1994 (the "1994 SERP Agreement"), pursuant to paragraph 9(j) above. Participant acknowledges that any policies obtained under the above-referenced Split Dollar Agreement do not fund any of the benefits to which he or his beneficiary may become entitled under this Agreement or under the 1994 SERP Agreement and that any such policy shall not be held or deemed to be held under any trust for the benefit of the Participant, or his beneficiary, or to be collateral security for the performance of the obligations of Centura or the Bank, but shall be and remain subject to the claims of the general creditors of Centura and/or the Bank."

         "(l) To the extent benefits upon the Participant's death are payable under this Agreement or under Participant's 1994 SERP Agreement, in a form other than a single lump sum payment, the offset and reduction required by paragraph 9(k) above shall be based on the lump sum actuarial equivalent of any remaining installment or annuity payments due hereunder or under the 1994 SERP Agreement, determined using the Discount Rate. The Owner's death benefits paid to the Owner or the Owner's beneficiary under the terms of the Split Dollar Agreement shall offset and reduce the amount of each remaining installment or annuity payment due hereunder or under the 1994 SERP


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

         Agreement, in direct proportion to the offset and reduction to the lump sum actuarial equivalent."

         "(m) In accordance with Section 3.3 of the Omnibus SERP, the Committee shall have the exclusive right to interpret, construe and administer the Omnibus SERP and this Agreement. The Committee's authority and responsibility shall include, and shall not be limited to, the calculation of any offsets provided under the terms of Sections 1, 2, 3 or 4 hereunder."

5. This Second Addendum and Amendment shall be construed as an amendment of the Agreement, effective as if its provisions had been included as part of the original Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Addendum and Amendment to be executed as of the day and year first above written.

                                  CENTURA BANKS, INC.


                                  By: /s/ Frank L. Pattillo
                                     ---------------------------------------
                                                    Authorized Officer
ATTEST:

/s/ Lynn O. Parrish
----------------------------------
                  Secretary


(Corporate Seal)

                                  CENTURA BANK


                                  By: /s/ Frank L. Pattillo
                                     ---------------------------------------
                                                    Authorized Officer
ATTEST:

/s/ Lynn O. Parrish
----------------------------------
                  Secretary


(Corporate Seal)

                                  PARTICIPANT

                                  /s/ Cecil W. Sewell, Jr.
                                  ----------------------------------------(SEAL)

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